HANSEN NATURAL CORPORATION
                              1010 Railroad Street
                            Corona, California 92882


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 2005


                                                                October 12, 2005



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation (the "Company") to be held on Friday, November 11, 2005 at 3:00 p.m., in the Boardroom at the Company's corporate headquarters, 1010 Railroad Street, Corona, California 92882.

     In addition to the specific matters to be voted on at the meeting that are listed in the accompanying notice, there will be a report on the Company's business and an opportunity for stockholders of the Company to ask questions. I hope that you will be able to join us. Your vote is important to us and to our business. I encourage you to sign and return your proxy card, so that your shares will be represented and voted at the meeting whether or not you plan to attend. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

                                        Sincerely,



                                        Rodney C. Sacks
                                        Chairman of the Board

                           HANSEN NATURAL CORPORATION
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 2005

TO THE STOCKHOLDERS OF THE COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation ("Hansen" or the "Company") will be held on Friday, November 11, 2005 at 3:00 p.m. local time, in the Company's Boardroom at its corporate headquarters, 1010 Railroad Street, Corona, California 92882, for the following purposes:

1. To elect seven directors to serve until the 2006 annual meeting of stockholders of the Company.
2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000.
3. To approve the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors.
4. To ratify the appointment of Deloitte & Touche, LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2005.
5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.

     Only stockholders of the Company of record at the close of business on September 12, 2005 are entitled to notice of ,and to vote at, the meeting and any adjournment thereof.

     We will make available a list of stockholders as of the close of business on September 12, 2005, for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time on November 11, 2005, at the Company's principal place of business, 1010 Railroad Street, Corona, California 92882. This list will also be available to stockholders at the Annual Meeting. All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the meeting.

     A copy of the Company's Annual Report to Stockholders of the Company is enclosed.

                                        Sincerely,

                                        Rodney C. Sacks
                                        Chairman of the Board

Corona, California
October 12, 2005

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           HANSEN NATURAL CORPORATION

--------------------------------------------------------------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Hansen Natural Corporation ("Hansen" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held Friday, November 11, 2005 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting will be held at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     These proxy solicitation materials are being mailed on or about October 12, 2005, together with the Company's 2004 Annual Report to Stockholders of the Company, to all stockholders of the Company entitled to vote at the meeting.

Record Date, Principal Stockholders and Security Ownership of Management

     Holders of record of common stock at the close of business on September 12, 2005 are entitled to notice of, and to vote at, the meeting each share of which is entitled to one vote. There are no other outstanding voting securities of the Company. As of September 12, 2005, 22,152,206, shares of the Company's common stock were issued and outstanding. The following table sets forth, as of the most recent practical date, September 12, 2005, the beneficial ownership of the Company's common stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock; (b) each of the Company's directors and nominees for director; and (c) the Company's executive officers and all of the Company's current directors and executive officers as a group:

Name and Address                      Amount and Nature of       Percent
of Beneficial Owner                   Beneficial Ownership       of Class
-------------------                   --------------------       ---------
Brandon Limited Partnership No. 1 (1)         326,730               1.4%

Brandon Limited Partnership No. 2 (2)       2,783,334              12.0%

James Douglas and Jean Douglas
Irrevocable Descendants' Trust (3)          2,157,122(4)            9.3%

Fidelity Low Priced Stock Fund (5)          2,017,750               8.7%

Rodney C. Sacks                             4,500,064(6)           19.4%

Hilton H. Schlosberg                        4,422,258(7)           19.1%


Kirk S. Blower                                 33,602                **%

Mark J. Hall                                   32,000                **%

Michael Schott                                 29,500                **%

Sydney Selati                                  8,000(8)              **%

Thomas J. Kelly                                7,000                 **%

Norman C. Epstein                                -                   **%

Benjamin Polk                                    -                   **%

Harold C. Taber, Jr.                             -                   **%

Mark S. Vidergauz                                -                   **%


Officers and Directors as a group (11 members : 5,922,360 shares or 25.6% in aggregate)
_____________
* Except as noted otherwise, the address for each of the named stockholders is 1010 Railroad Street, Corona, California 92882.
**  Less than 1%

(1) The mailing address of Brandon Limited Partnership No. 1 ("Brandon No. 1") is 21 Dartmouth Street, 4th Floor, London SW1H 9BP England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

(2) The mailing address of Brandon Limited Partnership No. 2 ("Brandon No. 2") is 21 Dartmouth Street, 4th Floor, London SW1H 9BP England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

(3) The mailing address of this reporting person is 4040 Civic Center Drive, Suite 530, San Rafael, California 94903.

(4) Includes 829,572 shares of common stock owned by Kevin and Michelle Douglas; 622,998 shares of common stock owned by James and Jean Douglas Irrevocable Descendant's Trust; 658,112 shares of common stock owned by Douglas Family Trust; and 46,440 shares of common stock owned by James E. Douglas, III. Kevin and Michelle Douglas, Douglas Family Trust and James and Jean Douglas Irrevocable Descendants' Trust and James E. Douglas III are deemed members of a group that shares voting and dispositive power over the shares.

(5) The mailing address of this reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(6) Includes 990,000 shares of common stock owned by Mr. Sacks; 326,730 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,783,334 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 200,000 shares of common stock, out of options to purchase a total of 200,000 shares, exercisable at $2.125 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 160,000 shares, exercisable at $1.785 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Sacks and options presently exercisable to purchase 120,000 shares of common stock, out of options to purchase a total of 300,000 shares, exercisable at $2.10 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 990,000 shares of common stock and (ii) the 400,000 shares presently exercisable under the Stock Option Agreements.

(7) Includes 912,194 shares of common stock owned by Mr. Schlosberg; 326,730 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,783,334 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 200,000 shares of common stock, out of options to purchase a total of 200,000 shares, exercisable at $2.125 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 160,000 shares, exercisable at $1.785 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Schlosberg and options presently exercisable to purchase 120,000 shares of common stock, out of options to purchase a total of 300,000 shares, exercisable at $2.10 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 912,194 shares of common stock and (ii) the 400,000 shares presently exercisable under Stock Option Agreements.

(8) Includes options presently exercisable to purchase 8,000 shares of common stock, out of options to purchase a total of 24,000 shares, exercisable at $12.90 per share, granted pursuant to a Stock Option Agreement dated November 5, 2004 between the Company and Mr. Selati.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file by specific dates with the Securities Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company is required to report in this proxy statement any failure of its directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the year ended December 31, 2004, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent stockholders were complied with, except that Form 4's in respect of the grant of options to purchase the Company's stock required to be filed by each of Mark Hall and Kirk Blower, an option exercise to purchase the Company's stock required to be filed by Mark Hall, the distribution of shares held by a limited partnership required to be filed by Rodney Sacks, Hilton Schlosberg and Brandon Limited Partnership No. 2, and a correction to the sale of shares of the Company's common stock required to be filed by Harold Taber were inadvertently filed late. The respective transactions were subsequently filed on Form 4's.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     In accordance with the Company's by-laws:

     * Directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of common stock entitled to vote in the election at the Annual Meeting; and

     * The ratification of Deloitte & Touche as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; and

     * The approval of the amendment to the Company's Certificate of Incorporation to increase in the number of authorized shares of Common Stock shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; and

     * The approval of the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors (the "2005 Directors Plan") shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

     It is presently intended that next year's Annual Meeting will be held in November of 2006. Pursuant to Rule 14a-8 of the Exchange Act, proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company by no later than May 15, 2006 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, any stockholder proposal for the 2006 Annual Meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is not submitted to the Company on or before August 4, 2006. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express discretion from the stockholders giving the proxies.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors (the "Board of Directors" or the "Board") is currently comprised of seven members, each of whom is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or expects to decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

     The names of the nominees, and certain biographical information about them, are set forth below.

Name                            Age                     Position
------------------------      -----       --------------------------------------
Rodney C. Sacks (1)             55        Chairman of the Board of Directors and
                                            Chief Executive Officer
Hilton H. Schlosberg (1)        52        Vice Chairman of the Board of
                                            Directors, Chief Financial Officer,
                                            Chief Operating Officer and
                                            Secretary
Norman C. Epstein (2),(3),(4)   64        Director
Benjamin M. Polk                54        Director
Sydney Selati (2)               66        Director
Harold C. Taber, Jr. (2),(4)    66        Director
Mark S. Vidergauz (3)           52        Director

(1) Member of the Executive Committee of the Board of Directors
(2) Member of the Audit Committee of the Board of Directors
(3) Member of the Compensation Committee of the Board of Directors
(4) Member of the Nominating Committee of the Board of Directors

     Set forth below is a description of each nominee's principal occupation and business background during the past five years.

     Rodney C. Sacks has been Chairman of the Board, Chief Executive Officer and director of the Company since November 1990. Mr. Sacks has been a member of the Executive Committee of the Board of Directors of the Company since October 1992 and Chairman and a director of Hansen Beverage Company, a wholly owned subsidiary of the Company ("HBC"), from June 1992 to the present.

     Hilton H. Schlosberg has been Vice Chairman of the Board of Directors, President, Chief Operating Officer, Secretary, and a director of the Company since November 1990 and Chief Financial Officer of the Company since July 1996. Mr. Schlosberg has been a member of the Executive Committee of the Board since October 1992 and Vice Chairman of the Board of Directors, Secretary and a director of HBC from July 1992 to the present.

     Norman C. Epstein has been a director of the Company and member of the Compensation Committee of the Board since June 1992 and since September 1997 has been a member and Chairman of the Audit Committee of the Board and since September 2004 has been a member of the Nominating Committee. Mr. Epstein has been a director of HBC since July 1992. Mr. Epstein has been a director of Integrated Asset Management Limited, a company listed on the London Stock Exchange, since June 1998. Mr. Epstein currently is and has since 1997 been the managing director of Cheval Property Finance PLC, a mortgage finance company based in London, England and from 1974 to December 1996 was a partner with Moore Stephens, an international accounting firm (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

     Benjamin M. Polk has been a director of the Company since November 1990 and Assistant Secretary and a director of HBC since October 1992 and July 1992, respectively. Mr. Polk has been a partner at Schulte Roth & Zabel LLP since May 2004 prior to which, beginning in August 1976, he was employed as an associate and later became a partner at Winston & Strawn LLP (New York, New York) and its predecessors, Whitman Breed Abbott & Morgan, LLP and Whitman & Ransom.

     Sydney Selati has been a director of the Company and member of the Audit Committee of the Board since September 2004. Mr. Selati has been a director of Barbeques Galore Ltd. since July 1997 and Chairman of the Board of Directors of Galore USA since May 1988. Mr. Selati was president of Sussex Group Limited from 1984 to 1988.

     Harold C. Taber, Jr. has been a director of the Company since July 1992, a member of the Audit Committee of the Board since April 2000 and a member of the Nominating Committee since September 2004. Mr. Taber was President and Chief Executive Officer and a director of HBC from July 1992 to June 1997. In addition, Mr. Taber was a consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002. Mr. Taber has been a director of Mentoring at Biola University since July 2002.

     Mark S. Vidergauz has been a director of the Company and member of the Compensation Committee of the Board since June 1998. Mr. Vidergauz was a member of the Audit Committee of the Board from April 2000 to May 2004. Mr. Vidergauz currently is and has been Managing Director and Chief Executive Officer of The Sage Group, LLC since April 2000 and was managing director and head of the Los Angeles office of ING Baring Furman Selz LLC, a diversified financial services institution headquartered in the Netherlands from April 1995 to April 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.


                                  PROPOSAL TWO
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation currently authorizes the issuance of up to 30,000,000 shares of Common Stock. On September 15, 2005, the Board approved an amendment to Article IV of the Company's Certificate of Incorporation, subject to stockholder approval, to increase the shares of common stock that are authorized for issuance by 70,000,000 shares, bringing the total number of common shares authorized for issuance to 100,000,000. No change will be made to the other provisions of the Company's Certificate of Incorporation. The Company will increase the number of authorized shares of Common Stock to 100,000,000, subject to shareholder approval. The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. As of September 12, 2005, there were 22,565,728 shares of Common Stock issued, 22,152,206 shares outstanding and 413,522 shares held as treasury stock. Upon approval of the amendment to the certificate of incorporation, the Company will have 77,434,272 shares of unissued Common Stock.

     Article 4 of the Certificate of Incorporation would be amended to read as follows: The aggregate number of shares of stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock $0.005 par value per share. A copy of the proposed amendment to the Certificate of Incorporation in set forth in Exhibit A hereto (the "Amendment").

     The additional shares of Common Stock authorized by the Amendment could be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in the Company's business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized. The Company currently does not anticipate that it will seek authorization from stockholders for issuance of additional shares of common stock unless required by applicable laws or exchange rules.

     The proposed increase in the number of authorized shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

     Except for (i) shares of Common Stock reserved for issuance under the Company's stock option plans (including under the proposed 2005 Directors Plan, if approved by the stockholders) and other non-plan stock options, (ii) shares of Common Stock reserved for issuance under the Company's 2001 Employee Stock Purchase Plan, and (iii) shares of Common Stock which the Company would be required to issue upon the exercise of outstanding warrants, the Board of Directors has no current plans to issue additional shares of Common Stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

     Approval of the Amendment to increase the number of authorized shares of the Company's Common Stock to 100,000,000 shares requires the affirmative vote of a majority of the shares entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                                 PROPOSAL THREE
         APPROVAL OF 2005 HANSEN NATURAL CORPORATION STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The following description of the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors (the "2005 Directors Plan") is a summary and is qualified in its entirety by reference to the detailed terms of the 2005 Directors Plan, a copy of which is attached as Exhibit B hereto. Stockholders are urged to review the 2005 Directors Plan before determining how to vote on this proposal.

     The Board of Directors (the "Board") believes that it is in the best interests of the Company and its stockholders to adopt the 2005 Directors Plan. The 2005 Directors Plan is intended to replace the Company's Stock Option Plan for Outside Directors under which awards could not be granted after July 8, 2004. The Board approved the 2005 Directors Plan by written consent dated September 15, 2005, subject to the approval of the stockholders at the Annual Meeting.

Purpose of the Plan

     The 2005 Directors Plan is intended to attract and retain persons of ability as directors of the Company and to further align the economic interests of such directors with those of the Company's stockholders. If the 2005 Directors Plan is approved by the stockholders at the Annual Meeting, it will be effective on the date of stockholder approval.

Summary of Plan

     The 2005 Directors Plan authorizes the Company to grant options ("Options") to purchase common stock to directors of the Company who are not employed by and do not serve as consultants to the Company and its subsidiaries or affiliates and who are not nominated to the Board pursuant to a contractual arrangement ("Eligible Directors"). The maximum number of shares of common stock that may be awarded under the 2005 Directors Plan is 200,000. Option grants may be made under the 2005 Directors Plan for ten years from the effective date of the 2005 Directors Plan.

     Options granted under the 2005 Directors Plan are "non-qualified" stock options. The exercise price per share of common stock under each Option (the "Exercise Price") is the fair market value of a share of common stock on the date of grant. The fair market value is determined by reference to the closing sale price of the common stock as reported on the NASDAQ quotation system of the National Association of Securities Dealers, Inc. On September 12, 2005, the closing price per share of the Company's common stock on the NASDAQ quotation system of the National Association of Securities Dealers, Inc. was $48.20.

     An Eligible Director who is initially elected to the Board after May 1, 2005 shall be granted an Option to purchase 6,000 shares of the Company's common stock at its closing price on the date of grant, which grant shall be effective as of the later of the date such Eligible Director is elected or appointed to the Board and the date that the 2005 Directors Plan is approved by the stockholders of the Company (the "Shareholder Approval Date"). Commencing on the later of the Shareholder Approval Date and the fifth anniversary of the date that an Eligible Director was first elected or appointed to the Board (whether first elected or appointed to the Board before or after May 1, 2005), and on each five-year anniversary of such date thereafter, each Eligible Director shall receive an additional grant of an Option to purchase 4,800 shares of the Company's common stock (an "Additional Option").

     Options become exercisable in four equal installments on the first, second, third and fourth anniversary of the date of grant, provided that each Additional Option that is granted on the Shareholder Approval Date shall be twenty-five percent (25%) vested on the date of grant, and the remainder of the Additional Option shall become exercisable in three equal installments on May 1, 2006, May 1, 2007 and May 1, 2008. Notwithstanding the foregoing, all Options held by an Eligible Director become fully and immediately exercisable upon a change in control of the Company and the Company may require the mandatory surrender by all Eligible Directors of some or all of the then-outstanding Options held by such Eligible Directors as of the date of such change in control, in which event the Company shall thereupon cancel such Options and the Company shall pay to each such Eligible Director an amount of cash equal to (i) the difference between (A) the closing price of the common stock on the date of such change in control and (B) the exercise price of the Option times (ii) the number of shares of common stock underlying such Option. For purposes of the 2005 Directors Plan, "change in control" means (i) the acquisition of "beneficial ownership" by any person (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), corporation or other entity other than the Company or a wholly-owned subsidiary of the Company of 50% or more of the outstanding common stock, (ii) the sale or disposition of substantially all of the assets of the Company or (iii) the merger of the Company with another corporation in which the common stock is no longer outstanding after such merger.

     Each Option shall be exercisable only during the holder's term as an Eligible Director and (to the extent such Option is vested) for three (3) months after the holder ceases to be an Eligible Director, except that an Option (to the extent vested) may be exercisable after the Eligible Director's death or disability until the one year anniversary of the termination of the Eligible Director's term due to death or disability. Notwithstanding the foregoing, in no event may an Option be exercised following the expiration of the Option (ten years after the date of grant).

     Options granted under the 2005 Directors Plan are subject to such terms and conditions and evidenced by agreements in such form as is determined from time to time by the Board and are in any event subject to the terms and conditions set forth in the 2005 Directors Plan. The right of any Eligible Director to any Option or common stock under the 2005 Directors Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except that the Eligible Director may designate a beneficiary who shall be entitled to receive any Option awarded under the 2005 Directors Plan upon his or her death, or as may otherwise be required by law.

     The 2005 Directors Plan is administered by the Board. The Board shall have full power, discretion and authority to interpret, construe and administer the 2005 Directors Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

     The Directors Plan is intended to be a "formula" plan so that a non-employee director's participation in the 2005 Directors Plan would not affect his or her status as "disinterested person" (as defined by Rule 16b-3 under the Exchange Act).

     Options may be exercised by notice to the Company accompanied by payment in full of the exercise price. Payment of the exercise price may be made (i) in cash, (ii) by delivery of common stock (valued at the fair market value thereof on the date of exercise), or (iii) by delivery of a combination of cash and common stock.

     The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the common stock to be issued to Eligible Directors under the 2005 Directors Plan.

     The 2005 Directors Plan provides that the Board may, at any time, amend or terminate the 2005 Directors Plan. No amendment shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the 2005 Directors Plan, (ii) materially increase the benefits provided under the 2005 Directors Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Exchange Act or successor rule or regulation, (iii) increase the maximum number of shares of common stock which are available for awards under the 2005 Directors Plan or
(iv) extend the period during which Options may be granted under the 2005 Directors Plan beyond the expiration of ten years from the effective date of the 2005 Directors Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

     The 2005 Directors Plan provides that in the event of any change in the outstanding common stock by reason of any stock recapitalization, merger, consolidation, combination or exchange of shares, the kind of shares subject to Options and their purchase price per share (but not the number of shares) shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable. In the event of a stock dividend or stock split the kind of shares, their purchase price per share and the number of shares shall be appropriately adjusted, consistent with such change in such manner as the Board may deem equitable. Any adjustment so made shall be final and binding.

Certain Federal Income Tax Consequences

     Options granted or to be granted under the Plan will be "non-qualified" stock options and are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In general, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of an Option. Upon exercise of an Option, except as described below, an optionee will recognize an amount of ordinary income equal to the excess of the fair market value on the exercise date of the shares of common stock issued to an optionee over the Exercise Price. The Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income.

     As the optionees will be directors of the Company, the stock received upon the exercise of an Option may be subject to restrictions under Section 16(b) of the Exchange Act if the Option is exercised and the underlying stock is sold within six months after the grant date (for this purpose, the grant date is not deemed to occur earlier than the date of the adoption of the 2005 Directors Plan by shareholders) (the "Restriction Period"). Options exercised during the Restriction Period will not be deemed to be exercised for purposes of the above income recognition rules until the date that the Restriction Period ends, unless the optionee makes an election to be taxed currently under Section 83(b) of the Code. If such an election is made within 30 days after the transfer of common stock pursuant to the exercise of the Option, the optionee will recognize ordinary income on the date of the actual exercise of Options (and the Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income).

     If an optionee delivers previously-acquired common stock, however acquired, in payment of all or part of the Exercise Price of a non-qualified stock option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired common stock after its acquisition date. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. The Company is entitled to a tax deduction equal to the compensation income included by the optionee in his income.

     The preceding is only a summary and is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the preceding summary relates only to United States income taxation and optionees subject to taxation in other jurisdictions may have different tax consequences, either more or less favorable, from those described above.

Approval of Plan

     The adoption of the Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" THE ADOPTION OF THE 2005 DIRECTORS PLAN.


                                 PROPOSAL FOUR
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.

     Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

Board Meetings and Committees

     The Board held two regular meetings during the fiscal year ended December 31, 2004. All directors attended both meetings, with the exception of Sydney Selati who was not appointed as a director until September 2004 and only attended one meeting.

     The Audit Committee during the 2004 calendar year was composed of Norman C. Epstein (Chairman), Harold C. Taber, Jr., Mark S. Vidergauz until May 2004, and Sydney Selati who joined the Audit Committee in September 2004. The Audit Committee held five meetings during 2004. The Audit Committee last met in August 2005 in connection with the review of the Company's financial statements for the fiscal quarter ended June 30, 2005. See "Audit Committee" below for more information.

     The Compensation Committee, composed of Norman C. Epstein and Mark S. Vidergauz, did not hold any meetings during the fiscal year ended December 31, 2004. Certain awards granted under the Company's Stock Option Plan during the fiscal year ended December 31, 2004 were authorized by written consent of the Compensation Committee. The Compensation Committee authorizes all grants to members of the Executive Committee of options to purchase shares of the Company's common stock. The Board has affirmatively determined that Messrs. Epstein and Vidergauz are independent, as that term is defined in the current listing standards of NASDAQ.

     The Executive Committee composed of Rodney C. Sacks and Hilton H. Schlosberg did not hold any meetings during the fiscal year ended December 31, 2004. The Executive Committee manages and directs business of the Company between meetings of the Board. The Executive Committee also authorizes grants to the Company's employees of options to purchase shares of the Company's common stock.

     The Board established a Nominating Committee in September 2004 consisting of Norman C. Epstein and Harold C. Taber Jr. and adopted a Nominating Committee Charter which is available on our website at www.hansens.com. The Nominating Committee did not meet during 2004.

Employment Agreements

     The Company entered into an employment agreement dated as of June 1, 2003, with Rodney C. Sacks pursuant to which Mr. Sacks renders services to the Company as its Chairman and Chief Executive Officer for an annual base salary of $230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

     The Company also entered into an employment agreement dated as of June 1, 2003, with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services to the Company as its Vice Chairman, President and Chief Financial Officer, for an annual base salary of $230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

Executive Compensation

     The following tables set forth certain information regarding the total remuneration earned and grants of options made to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries who earned total cash compensation in excess of $100,000 during the year ended December 31, 2004. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the years ended December 31, 2002, 2003 and 2004.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                 ANNUAL COMPENSATION                Long Term
                                                                   Compensation
--------------------------------------------------------------------------------
                                                       Other         Securities
Name and Principal             Salary(1)  Bonus(2)     Annual        underlying
Positions              Year     ($)        ($)     Compensation ($)  Options (#)
--------------------------------------------------------------------------------
Rodney C. Sacks        2004    245,000    100,000     27,948(3)          -
Chairman, CEO          2003    225,833     35,000     19,333(3)       300,000(7)
and Director           2002    225,504       -        10,331(3)       300,000(7)

Hilton H. Schlosberg   2004    245,000    100,000      9,671(3)          -
Vice-Chairman,         2003    225,833     35,000      7,753(3)       300,000(7)
CFO, COO,              2002    225,504       -         7,753(3)       300,000(7)
President, Secretary
and Director

Mark J. Hall           2004    200,000    150,000      8,356(3)       120,000(7)
Senior Vice            2003    175,000     70,000      9,554(3)          -
President              2002    160,000     10,000      7,733(3)        40,000(7)
Single Serve
Products

Michael Schott         2004    160,000     20,000     29,027(6)        64,000(7)
Vice President         2003    140,000     50,000     24,572(4)          -
National Sales         2002     57,256     20,000      7,311(5)       144,000(7)
Single Serve
Products

Thomas J. Kelly        2004    125,000     40,000      9,319(3)        50,000(7)
Vice President         2003    115,000     15,000      6,937(3)          -
Finance                2002    110,000      7,000      7,847(3)        20,000(7)

(1) SALARY - Pursuant to employment agreements, Messrs. Sacks and Schlosberg were entitled to an annual base salary of $245,000, $225,833, and $226,748 for 2004, 2003 and 2002 respectively.

(2) BONUS - Payments made in 2005, 2004 and 2003 are for bonuses accrued in 2004, 2003 and 2002 respectively.

(3) OTHER ANNUAL COMPENSATION - The cash value of perquisites of the named persons did not total $50,000 or 10% of payments of salary and bonus for the years shown.

(4) Includes $7,200 for auto reimbursement expense, $10,000 for housing expenses, $1,200 for travel expenses, and $6,172 for other miscellaneous perquisites.

(5) Includes $2,945 for auto reimbursement expenses, $4,090 for housing expenses and $276 for other miscellaneous perquisites.

(6) Includes $7,200 for auto reimbursement expense, $10,000 for housing expenses, $4,800 for travel expenses, and $7,027 for other miscellaneous perquisites.

(7) On August 8, 2005, the Company effected a two-for-one stock split distributed in the form of a stock dividend. The effect of the dividend has been taken into account in the presentation of the grants of stock options.



     Mark Hall has been Senior Vice President, Single-Serve Products since 1997. Prior to joining HBC, Mr. Hall spent three years with Arizona Beverages as Vice President of Sales where he was responsible for sales and distribution of Arizona products through a national network of beer distributors and soft drink bottlers.

     Michael Schott has been Vice President, National Sales, Single-Serve Products since 2002. Prior to joining HBC, Mr. Schott held a number of management positions in the beverage industry including president of Snapple Beverage Co., SOBE Beverage Co. and Everfresh Beverages, respectively. Mr. Schott has over 30 years of experience in sales and marketing, primarily with beverage companies in key executive and operational roles.

     Thomas J. Kelly has been Secretary and Controller of HBC since 1992. During 2005, Mr. Kelly was promoted to Vice-President - Finance. Prior to joining HBC, Mr. Kelly served as controller for California Copackers Corporation. Mr. Kelly is a Certified Public Accountant and has worked in the beverage business for over 20 years.



               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2004

------------------------------------------------------------------------------------------
                                                                    Potential realizable
                                                                      value at assumed
                                                                    annual rates of stock
                                                                    price appreciation for
                         Individual Grants                             option term(3)
------------------------------------------------------------------------------------------
                                  Percent of
                      Number of     total
                     Securities    Options     Exercise
                     underlying   granted to   or base
                      Options     employees    price ($/  Expiration     5%        10%
        Name         granted (#)   in 2004      Share)      Date        ($)        ($)
------------------------------------------------------------------------------------------

Rodney C. Sacks          -           -           -           -           -          -
Hilton H. Schlosberg     -           -           -           -           -          -
Mark J. Hall          120,000(1)   16.2%       $4.075     1/15/14    $307,530   $779,340
Michael Schott         64,000(2)    8.6%       $4.075     1/15/14    $164,016   $415,648
Thomas J. Kelly        50,000(1)    6.7%       $4.075     1/15/14    $128,137   $324,725



(1) Options to purchase the Company's common stock become exercisable in equal annual increments over 5 years beginning January 15, 2005. On August 8, 2005, the Company effected a two-for-one stock split distributed in the form of a stock dividend. The effect of the dividend has been taken into account in the presentation of the grants of stock options.

(2) Options to purchase the Company's common stock become exercisable in equal annual increments over 4 years beginning January 15, 2005. On August 8, 2005, the Company effected a two-for-one stock split distributed in the form of a stock dividend. The effect of the dividend has been taken into account in the presentation of the grants of stock options.

(3) The 5% and 10% assumed annual rates of appreciation are provided in accordance with the rules and regulations of the SEC and do not represent our estimates or projections of our future Common Stock price growth.

               AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED
            DECEMBER 31, 2004 AND OPTION VALUES AT DECEMBER 31, 2004

                                                   Number of underlying
                                                        unexercised          Value of unexercised
                                                        Options at                in-the-money
                                                     December 31, 2004         options at December
                                                            (#)                    31, 2004 ($)
--------------------------------------------------------------------------------------------------
                       Shares
                     acquired on      Value            Exercisable/            Exercisable/
Name                 exercise (#)  Realized ($)        Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------

Rodney C. Sacks      215,000(5)    1,901,750      260,000/400,000(1),(5)    4,182,300/6,492,400
Hilton H. Schlosberg 215,000(5)    1,901,750      260,000/400,000(1),(5)    4,182,300/6,492,400
Mark J. Hall          16,000(5)      147,200            0/144,000(2),(5)            0/2,089,680
Michael Schott        48,000(5)      565,320            0/160,000(3),(5)            0/2,467,200
Thomas J. Kelly       28,000(5)      263,200            0/ 62,000(4),(5)            0/  903,540
--------------------------------------------------------------------------------------------------

(1)Includes options to purchase 200,000 shares of common stock at $2.125 per share which are exercisable at December 31, 2004, granted pursuant to Stock Option Agreements dated February 2, 1999 between the Company and Messrs. Sacks and Schlosberg, respectively; options to purchase 160,000 shares of common stock at $1.785 per share of which none are exercisable at December 31, 2004, granted pursuant to Stock Option Agreements dated July 12, 2002 between the Company and Messrs. Sacks and Schlosberg, respectively; and options to purchase 300,000 shares of common stock at $2.10 per share of which 60,000 are exercisable at December 31, 2004 granted pursuant to Stock Option Agreements dated May 28, 2003 between the Company and Messrs. Sacks and Schlosberg, respectively.

(2)Includes options to purchase 24,000 shares of common stock at $1.785 per share of which none are exercisable at December 31, 2004, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Hall; and options to purchase 120,000 shares of common stock at $4.075 per share of which none are exercisable at December 31, 2004, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Hall.

(3)Includes options to purchase 96,000 shares of common stock at $1.925 per share of which none are exercisable at December 31, 2004, granted pursuant to a Stock Option Agreement dated August 9, 2002 between the Company and Mr. Schott; and options to purchase 64,000 shares of common stock at $4.075 per share of which none are exercisable at December 31, 2004, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Schott.

(4) Includes options to purchase 12,000 shares of common stock at $1.785 per share of which none are exercisable at December 31, 2004, granted pursuant to a stock Option Agreement dated July 12, 2002 between the Company and Mr. Kelly; and options to purchase 50,000 shares of common stock at $4.075 per share of which none are exercisable at December 31, 2004, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Kelly.

(5)On August 8, 2005, the Company effected a two-for-one stock split distributed in the form of a stock dividend. The effect of the dividend has been taken into account in the presentation of the grants of stock options.

Directors' Compensation

     In 2004, outside directors were entitled to an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended. Outside directors were also entitled to $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone.

Company Stock Option Plan

     The Company has a stock option plan (the "Plan") that provided for the grant of options to purchase up to 3,000,000 shares of common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the Plan may either be incentive stock options qualified under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Such options are exercisable at fair market value on the date of grant for a period of up to ten years. Under the Plan, shares subject to options may be purchased for cash, or for shares of common stock valued at fair market value on the date of purchase. Under the Plan, no additional options may be granted after July 1, 2001. All grants of options to purchase common stock under the Plan were made before the stock dividend distributed by the Company on August 8, 2005.

     During 2001, the Company adopted the Hansen Natural Corporation 2001 Stock Option Plan ("2001 Option Plan"). The 2001 Option Plan provides for the grant of options to purchase up to 2,000,000 shares of the common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the 2001 Stock Option Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended (the "Code"), nonqualified stock options, or stock appreciation rights.

     The Plan and the 2001 Option Plan are administered by the Compensation Committee of the Board of Directors of the Company, comprised of directors who satisfy the "non-employee" director requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the "outside director" provision of Section 162(m) of the Code. Grants under the Plan and the 2001 Option Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

     Pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 200,000 shares of Common Stock, which vests as follows:
19,000 on  February 2, 1999;  47,000 on February 2, 2000;  47,000 on February 2,
2001; 47,000 on February 2, 2002; and 40,000 on February 2, 2003, pursuant to individual stock option agreements each dated February 2, 1999 exercisable for a ten-year period at an exercise price of $2.125 per share.

     Pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 300,000 shares of Common Stock, which vests as follows: 60,000 on July 12, 2003; 80,000 on July 12, 2004; 80,000 on July 12,
2005; and 80,000 on July 12, 2006, pursuant to individual stock option agreements each dated July 12, 2002 exercisable for a ten-year period at an exercise price of $1.785 per share.

     In addition, pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 300,000 shares of Common Stock, which vests as follows: 60,000 on January 1, 2004; 60,000 on January 1, 2005; 60,000
on January 1,  2006;  60,000 on January 1, 2007;  and 60,000 on January 1, 2008,
pursuant to individual stock option agreements each dated May 28, 2003 exercisable for a ten-year period at an exercise price of $2.10 per share.

     Pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have also each been granted options to purchase 300,000 shares of Common Stock, which vests as follows: 60,000 on March 23, 2006; 60,000 on March 23, 2007; 60,000 on
March 23, 2008; 60,000 on March 23, 2009; and 60,000 on March 23, 2010, pursuant to individual stock option agreements each dated May 23, 2005 exercisable for a ten-year period at an exercise price of $26.25 per share.

     The aforementioned grants reflect the effect of the stock dividend distributed on August 8, 2005.

Equity Compensation Plan Information

     The following table sets forth information as of December 31, 2004 with respect to shares of our common stock that may be issued under our equity compensation plans. The grants below reflect the effect of the stock dividend distributed on August 8, 2005.

                       Number of                           Number of securities
                   securities to be       Weighted-      remaining available for
                      issued upon     average exercise    future issuance under
                      exercise of         price of         equity compensation
                      outstanding        outstanding         plans (excluding
                   options, warrants  options, warrants  securities reflected in
                      and rights          and rights           column (a))
Plan category             (a)                (b)                   (c)
--------------------------------------------------------------------------------
Equity compensation
plans approved by
stockholders           2,596,800             $ 3.045            1,545,800

Equity compensation
plans not approved
by stockholders            -                   -                     -
                   -------------------------------------------------------------
Total                  2,596,800             $ 3.045            1,545,800
                   =============================================================

Outside Directors Stock Option Plan

     The Company has an option plan for its outside directors (the "Directors Plan") that provides for the grant of options to purchase up to an aggregate of 100,000 shares of common stock of the Company to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board of Directors of the Company pursuant to a contractual arrangement. On the date of the annual meeting of stockholders at which an eligible director is initially elected, each eligible director is entitled to receive a one-time grant of an option to purchase 6,000 shares (12,000 shares if the director is serving on a committee of the Board) of the Company's Common Stock exercisable at the closing price for a share of common stock on the date of grant. Options become exercisable one-third each on the first, second and third anniversary of the date of grant; provided that all options held by an eligible director become fully and immediately exercisable upon a change in control of the Company. Options granted under the Directors Plan that are not exercised generally expire ten years after the date of grant. Option grants may be made under the Directors Plan for ten years from the effective date of the Directors Plan. The Directors Plan is a "formula plan" so that a non-employee director's participation in the Directors Plan does not affect his status as a "disinterested person" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934).

     The Company has proposed the adoption of a new plan for the Company's directors (the "2005 Directors Plan") to allow for additional grants of options to purchase the Company's common stock. See "Proposal Three - Adoption of 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors.

Certain Relationships and Related Transactions

     The description of the agreements and relationships set forth below is qualified by reference to the specific terms of such agreements and the description of such relationships set forth in reports and registration statements and exhibits thereto filed or to be filed by the Company with the SEC under the Securities Act of 1934, as amended, and the Securities Act of 1933, as amended including any post-effective amendments to the Company's registration statement on Form S-3 (No. 33-35796) and on Form S-8 (No. 333-41333). Copies of any such reports and registration statement or exhibits thereto will be provided upon written request directed to the Chairman, Hansen Natural Corporation, 1010 Railroad Street, Corona, California 92882.

     Benjamin M. Polk is a partner of Schulte Roth & Zabel LLP. Benjamin M Polk was formerly a partner of Winston & Strawn LLP and of its predecessors, Whitman, Breed, Abbott & Morgan, LLP and Whitman & Ransom, law firms retained by the Company since 1992.

     Rodney C. Sacks is currently acting as the sole Trustee of a trust formed pursuant to an Agreement of Trust dated July 27, 1992 for the purpose of holding the Hansen's(r) trademark. The Company and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss or liability arising out of his acting as Trustee.

     During 2004, the Company purchased promotional items from IFM Group, Inc. ("IFM"). Rodney C. Sacks, together with members of his family, own approximately 27% of the issued shares of IFM. Hilton H. Schlosberg, together with members of his family, own approximately 43% of the issued shares of IFM. Purchases from IFM of promotional items in 2004, 2003 and 2002 were $638,590, $331,478 and $164,199, respectively. The Company continues to purchase promotional items from IFM Group, Inc. in 2005.

Performance Graph

     The following graph shows a five-year comparison of cumulative total returns:(1)
                          Total Return To Shareholders
                      (Includes reinvestment of dividends)


                                           ANNUAL RETURN PERCENTAGE
                                                Years Ending

Company Name / Index                Dec 00   Dec 01   Dec 02   Dec 03   Dec 04
--------------------------------------------------------------------------------
HANSEN NATURAL CORP                 -10.14     8.39     0.50    99.48   332.42
S&P SMALLCAP 600 INDEX               11.80     6.54   -14.63    38.79    22.65
PEER GROUP                            8.06    82.83    17.06    41.59    -1.94


                                            INDEXED RETURNS
                          Base               Years Ending
                        Period
Company Name / Index     Dec 99     Dec 00   Dec 01   Dec 02   Dec 03   Dec 04
--------------------------------------------------------------------------------
HANSEN NATURAL CORP       100        89.86    97.39    97.88   195.25   844.29
S&P SMALLCAP 600 INDEX    100       111.80   119.11   101.68   141.13   173.09
PEER GROUP                100       108.06   197.56   231.26   327.44   321.08




(1) Annual return assumes reinvestment of dividends. Cumulative total return assumes an initial investment of $100 on December 31, 1999. The Company's self-selected peer group is comprised of National Beverage Corporation, Clearly Canadian Beverage Company, Triarc Companies, Inc., Leading Brands, Inc., Cott Corporation, Northland Cranberries and Jones Soda Co. All of the companies in the peer group traded during the entire five-year period with the exception of Triarc Companies, Inc., which sold their beverage business in October 2000, Jones Soda Co., which started trading in August 2000, and Northland Cranberries, which began trading November 2001.


                                 AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.hansens.com. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the rules of the National Association of Securities Dealers relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

     The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a)(14)). The Audit Committee appoints, determines funding for, oversees and evaluates the auditor with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the auditors, and the auditor's fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

     The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee's written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

     *    the integrity of the Company's financial  statements;
     * the Company's systems of internal controls regarding finance and accounting as established by management;
     *    the independent auditor's qualifications and independence;
     *    the performance by the Company's independent auditors;
     * the Company's auditing, accounting and financial reporting processes generally; and
     * compliance with the Company's ethical standards for senior financial officers and all personnel.

     In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent auditors, financial management and all employees.

     In connection with these responsibilities, the Audit Committee met with management and Deloitte and Touche, LLP, the Company's independent auditors, to review and discuss the Company's audited financial statements. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee also received from Deloitte and Touche, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with Deloitte and Touche, LLP its independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                                                     Audit Committee
                                                     ---------------
                                                     Norman C. Epstein, Chairman
                                                     Harold C. Taber, Jr.
                                                     Sydney Selati

Principal Accounting Firm Fees

     Aggregate fees billed to the company for the years ended December 31, 2004, and 2003 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):
                                                Year ended December 31,
                                          -----------------------------------
                                               2004                2003
                                          ---------------     ---------------
Total audit and audit related fees           $ 623,867           $ 154,050
Tax fees(1)                                       -                   -
All other fees                                   8,360                -
                                          ---------------     ---------------
     Total fees(2)                           $ 632,227           $ 154,050
                                          ===============     ===============


(1) Tax fees consist of fees for tax consultation services including advisory services for state tax analysis and tax audit assistance.

(2) For years ended December 31, 2004 and 2003, all of the services performed by Deloitte & Touche have been pre-approved by the Audit Committee.

     The Audit Committee has considered whether Deloitte & Touche's provision of any non-audit services is compatible with maintaining Deloitte & Touche's independence and has determined that it is.

Pre-Approval of Audit and Non-Audit Services

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations. Any services approved by the Chairman must be reported to the full Audit Committee at its next scheduled meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policies, and the fees for the services performed to date.

                             COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels and reviews the performance of the Chief Executive Officer, President and other senior executive officers periodically in relation to these objectives.

Compensation Principles

     The Company is committed to the philosophy of partnership and to sharing the benefits of success with those who help it grow. The Company's strength and ability to sustain growth is based on its belief that its employees are its single most important asset. The Compensation Committee seeks to provide sufficient compensation opportunities for the Company's executives in order to attract, retain and motivate an effective management team that ensures the Company's achievement of its goals and objectives. The Company believes that compensation sufficiently dependent on performance is more likely to achieve and improve the Company's financial success, thereby ultimately influencing appreciation of stockholder value. In order to achieve these objectives, the Company has adopted the Plan and the 2001 Option Plan to:

     *    increase the risk/reward ratio of its executive compensation program,
     *    focus management on long-term strategic issues, and
     * align management's interests with those of the Company's stockholders in the continued appreciation of stockholder value.

Compensation Elements and Determination Process

     Compensation for executive officers, including the Company's Chief Executive Officer and President, consists of a base salary, opportunities for bonus cash compensation and long-term compensation in the form of stock options. Each of the Company's Chief Executive Officer and the President is a party to an employment agreement with the Company governing the terms of such executive's compensation (see "Employment Agreements"). The Compensation Committee is responsible for the determination of increases, if any, subject to the terms of the Employment Agreements, as applicable, in base salary, the amount of bonus and stock options to be granted, performance targets for performance-based compensation, and the appropriate level and targets for other compensation, if any, that would be appropriate for the Company's executives.

     In reviewing and determining executive compensation, the Compensation Committee examines each component individually as well as total compensation as a whole. The Compensation Committee determines each executive officer's compensation with reference to relevant industry norms, experience, past performance, level of responsibility and personal requirements and expectations. The Compensation Committee reviews salary levels periodically and may make adjustments,  if  warranted,  after  an  evaluation  of  executive  and  company performance, salary increase trends in the Company's geographic marketplace, current salaries for competitive positions, and any increase in responsibilities assumed by the executive. The Compensation Committee may, from time to time, consider the advice of independent consultants with respect to compensation matters. As noted above, in appropriate circumstances, the Compensation Committee may augment cash compensation with the payment of bonuses to more closely align an individual's overall compensation with his or her performance, or the profitability of the Company or business units for which the individual is accountable. The Compensation Committee may determine bonuses and levels of other compensation using overall corporate or business segment performance targets. The Compensation Committee, in conjunction with the Board and management, may set performance objectives and target levels on an annual basis, and may assess executives against these targets in determining their overall compensation.

Long-Term Incentives

     The Compensation Committee considers long-term incentives to be an essential component of executive compensation so that a proper balance exists between short and long-term considerations and enhancing stockholder value. The Compensation Committee, from time to time, considers the then current level of each executive's participation in the program and, in light of that participation, the extent to which further participation will assist in furthering the goals of such program. For a description of the Company's long term incentive program see "Company Stock Option Plans."

Summary

     The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company. The Compensation Committee has access, at the Company's expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations. The Compensation Committee believes that the compensation policies and programs as outlined above ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders.

Specific Decisions

     As stated above, the base salary paid to each of the Company's Chief Executive Officer and President for the 2004 fiscal year was determined in accordance with the written employment agreements between the Company and each of them respectively. Based on the above described policies and criteria, each of the Company's Chief Executive Officer and President was awarded a cash bonus of $100,000 and, in addition, was granted stock options for 150,000 shares of common stock of the Company at the fair market value, which vest over a period of 5 years, in terms of written stock option agreements entered between the Company and the executives concerned on March 23, 2005 in light of the superior performance achieved by the Company during the 2004 fiscal year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee is composed of Mr. Epstein and Mr. Vidergauz. No interlocking relationships exist between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

                                                     Compensation Committee
                                                     ----------------------
                                                     Norman C. Epstein, Chairman
                                                     Mark S. Vidergauz

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                          COMMUNICATING WITH THE BOARD

     Stockholders, Employees and others interested in communicating with the Chairman and CEO, should write to the address below:

                       Rodney C. Sacks, Chairman and CEO
                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882

     Those interested in communicating directly with the Board, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

                         Office of Corporate Secretary
                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882

                    FORM 10-K AND OTHER DOCUMENTS AVAILABLE

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, is available on our website at www.hansens.com. The Annual Report on Form 10-K is also available without charge to any stockholder upon request to:

                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882
                         (951) 739-6200 * (800) HANSENS

     Additionally, charters for the committees of the Board of Directors as well as the Company's Code of Business Conduct and Ethics are available on our website.

Incorporation by Reference

     In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the captions "Compensation Committee," "Report of the Audit Committee" and "Performance Graph" shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.


                       BY ORDER OF THE BOARD OF DIRECTORS


Dated:  October 12, 2005                        /s/ Rodney C. Sacks
                                                --------------------------------
                                                RODNEY C. SACKS

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           HANSEN NATURAL CORPORATION

                            Under Section 242 of the
                        Delaware General Corporation Law

     We, the undersigned, being Chairman and Assistant Secretary of Hansen Natural Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify and follows:

     FIRST: The name of the Corporation is Hansen Natural Corporation.

     SECOND: The amendment to the certificate of incorporation effected by this Certificate is as follows:

          To delete Article 4 of the certificate of incorporation and substitute in lieu thereof the following new Article 4:

          4.   The  aggregate  number of shares  of stock  that the  Corporation
               shall   have   authority   to  issue  is  one   hundred   million
               (100,000,000) shares of common stock $0.005 par value per share.

     THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 and 141(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, we have signed this Certificate the ___ day of ________, 2005.




                                                      --------------------------
                                                       Rodney C. Sacks, Chairman


Attest:




-------------------------------------
Benjamin M. Polk, Assistant Secretary

                                                                       EXHIBIT B

                        2005 HANSEN NATURAL CORPORATION

                               STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

1.  Purpose

     The purpose of the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors is to attract and retain persons of ability as directors of Hansen Natural Corporation and to further align the economic interests of directors with those of the Company's stockholders. The Plan is effective on the date of stockholder approval pursuant to Section 11.

2.  Definitions

          When used herein, the following terms shall have the following meanings:

          "Additional  Option"  shall have the meaning  ascribed to such term in
Section 4(a).

          "Beneficiary"  means  the  beneficiary  or  beneficiaries   designated
pursuant to Section 6 to receive the benefit, if any, provided under the Plan upon the death of a Director.

          "Board" means the Board of Directors of the Company.

          "Change in Control" means (i) the acquisition of "beneficial ownership" by any person (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), corporation or other entity other than the Company or a wholly-owned subsidiary of the Company of 50% or more of the outstanding Stock,
(ii) the sale or disposition of substantially all of the assets of the Company or (iii) the merger of the Company with another corporation in which the Stock is no longer outstanding after such merger.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Hansen Natural Corporation, and its successors and assigns.

          "Director" means a member of the Board.

          "Eligible Director" means a Director: (i) who is not an employee of the Company or its subsidiaries or affiliates, (ii) who does not serve as a consultant of the Company or its subsidiaries or affiliates and (iii) whom the Company is not contractually obligated to nominate as a Director.

          "Exchange" means the New York Stock Exchange, or if the Stock is not listed on the New York Stock Exchange, the principal exchange on which the Stock is listed or the NASDAQ quotation system of the National Association of Securities Dealers, Inc.

          "Fair Market Value" means, as of any date, the closing price on the Exchange for one share of Stock on such date. In the event that the Company's shares are not publicly traded on an Exchange, a good faith determination by the Board shall be the Fair Market Value for all purposes.

          "Option" means a non-qualified option to purchase Stock subject to the applicable provisions of Section 4 and awarded in accordance with the terms of the Plan.

          "Option Agreement" means the written agreement evidencing each Option granted to an Eligible Director under the Plan.

          "Plan" means the 2005 Hansen Natural Corporation Stock Option Plan For Non-Employee Directors, as the same may be amended, administered or interpreted from time to time.

          "Shareholder Approval Date" means the date that the Plan is approved by the shareholders of the Company.

          "Stock" means the common stock of the Company.

          "Total Disability" means the complete and permanent inability of a Director to perform all of his or her duties as a Director, as determined by the Board upon the basis of such evidence, including independent medical reports and data, as the Board deems appropriate or necessary.

3. Shares Subject to the Plan

     The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising Options is 200,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of directorship, or expiration or a cancellation with the consent of a Director of an Option, such shares of Stock shall again become available for award under the Plan.

4.  Grant of Stock Options

     (a) Subject to the provisions of the Plan, an Eligible Director who is first elected or appointed to the Board after May 1, 2005 shall be granted an Option to purchase 6,000 shares of Stock, which grant shall be effective as of the later of the date such Eligible Director is elected or appointed to the Board and the Shareholder Approval Date. Commencing on the later of the Shareholder Approval Date and the fifth anniversary of the date that an Eligible Director was first elected or appointed to the Board (whether first elected or appointed to the Board before or after May 1, 2005), and on each five-year anniversary of such date thereafter, each Eligible Director shall receive an additional grant of an Option to purchase 4,800 shares of Stock (an "Additional Option"). Notwithstanding the foregoing, (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan, (B) the exercise period for Options shall be ten years from the date of grant, and (C) the exercise price per share shall be equal to the greater of the par value of one share of Stock if the Stock has a par value and the Stock's Fair Market Value at the date of grant of the Option.

     (b) (i) Except as otherwise set forth in paragraph (ii) below, each Option shall become vested and exercisable with respect to the shares subject to the Option in accordance with the following schedule, provided that the optionee is an Eligible Director on such dates:
                                                     Percentage of
               Date                               Option Exercisable
               ----                               ------------------
               Date of Grant                              0%
               First Anniversary of Grant                25%
               Second Anniversary of Grant               50%
               Third Anniversary of Grant                75%
               Fourth Anniversary of Grant              100%

     (ii) Notwithstanding the foregoing, each Additional Option that is granted on the Shareholder Approval Date shall become vested and exercisable with respect to the shares subject to such Additional Option in accordance with the following schedule, provided that the optionee is an Eligible Director on such dates:

                                                     Percentage of
               Date                               Option Exercisable
               ----                               ------------------

               Shareholder Approval Date                 25%
               May 1, 2006                               50%
               May 1, 2007                               75%
               May 1, 2008                              100%

     (iii) Notwithstanding any provision of the Plan to the contrary, pursuant to Section 11, in no event may an Option be granted hereunder prior to the Shareholder Approval Date.

     (c) (i) If a Director's membership on the Board terminates for any reason other than death or Total Disability, his or her Options may be exercised to the extent vested, at any time, or from time to time, within three months after the date of the termination, but not later than the expiration date specified in
Section 4(a) above; provided, further, that all unvested Options shall automatically terminate on the date of such termination.

     (ii) If a Director dies while a Director, his or her Options may be exercised to the extent vested by his or her Beneficiary including, if applicable, his or her executors or administrators, at any time, or from time to time, within twelve months after the date of the Director's death, but no later than the expiration date specified in Section 4(a) above; provided, further, that all unvested Options shall automatically terminate on the date of such termination.

     (iii) If the Director's membership on the Board terminates because of his or her Total Disability, he or she may exercise his or her Options to the extent vested at anytime, or from time to time, within twelve months after the date of the termination, but not later than the expiration date specified in Section 4(a) above; provided, further, that all unvested Options shall automatically terminate on the date of such termination.

     (d) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Director, an Option shall be exercisable only by the Director.

     (e) Each Option granted under the Plan shall be evidenced by a written Option Agreement, in a form approved by the Board. Such Option Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Board for the form of Option granted and such other terms and conditions as the Board may specify. Further, each such Option Agreement shall provide that unless at the time of exercise of the Option there shall be a valid and effective registration statement under the Securities Act of 1933 ("33 Act") and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Director shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Director shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the '33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

     (f) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the optionee, or a combination of cash and Stock, or in such other consideration as the Board deems appropriate, having a total fair market value equal to the exercise price.

5.  Certificates for Awards of Stock

     (a) Each Director entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Director, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

     (b) Shares of Stock shall be made available under the Plan either from authorized and unissued shares, or shares held by the Company in its treasury. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Board shall, in its sole discretion, determine to be necessary or advisable.

     (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this
Section 5(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if, and so long as, the Board determines that application of such provisions is no longer required or desirable. In making such determination, the Board may rely upon an opinion of counsel for the Company.

     (d) Each Director who receives Stock upon exercise of an Option shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Director awarded an Option shall have any right as a stockholder with respect to any shares subject to such Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

6.  Beneficiary

     (a) Each Eligible Director shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. A Director may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Director's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of a Director's death, or if no designated Beneficiary survives the Director or if such designation conflicts with law, the Director's estate shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such Option, the Company may retain such Option, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

7.  Administration of the Plan

     (a) The Plan shall be administered by the Board. The Plan is intended to be a "formula plan" for purposes of Rule 16b-3(d) under the Securities Exchange Act of 1934 and shall be administered by the Board is a manner consistent with the requirements of such Rule.

     (b) All decisions, determinations or actions of the Board made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Board and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Board shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

     (d) The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Directors, whether or not such Directors are similarly situated.

8.  Amendment or Discontinuance

     The Board may, at any time, amend or terminate the Plan. No amendment shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation, (iii) increase the maximum number of shares of Stock which are available for awards under the Plan or (iv) extend the period during which Options may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

9.  Adjustments in Event of Change in Common Stock

     (a) Subject to Section 9(b), in the event of any change in the outstanding Stock by reason of any stock recapitalization, merger, consolidation, combination or exchange of shares, the kind of shares subject to Options and their purchase price per share (but not the number of shares) shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable. In the event of a stock dividend or stock split the kind of shares, their purchase price per share and the number of shares shall be appropriately adjusted, consistent with such change in such manner as the Board may deem equitable. Any adjustment so made shall be final and binding.

     (b) Notwithstanding anything else herein to the contrary, upon the occurrence of a Change in Control, any outstanding Options not theretofore exercisable shall immediately become exercisable in their entirety, and the Company may require the mandatory surrender by all optionees of some or all of the then-outstanding Options held by such optionees as of the date of such Change of Control, in which event the Company shall thereupon cancel such Options and the Company shall pay to each such optionee an amount of cash equal to (i) the difference between (A) the closing price of the Stock on the date of such Change in Control and (B) the exercise price of the Option times (ii) the number of shares of Stock underlying such Option.

10.  Miscellaneous

     (a) Nothing in this Plan or any Option Agreement hereunder shall confer upon any Director any right to continue as a member of the Board.

     (b) No Director shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (c) If the Board shall find that any person to whom any Option, or portion thereof, is awarded to under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Board so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (d) The right of any Director or other person to any Option or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any right to acquire shares or exercise Options granted under the Plan would be made subject to the debts or liabilities of the Director or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Director or his or her Beneficiary, then the Board may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Director, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Director (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Board may deem proper.

     (e) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Directors at all reasonable times at the Company's headquarters.

     (f) The Board may cause to be made, as a condition precedent to the grant of any Option, or otherwise, appropriate arrangements with the Director or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

     (g) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     (h) All elections, designations, requests, notices, instructions and other communications from a Director, Beneficiary or other person to the Board, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Board and shall be mailed by first class mail or delivered to such location as shall be specified by the Board.

     (i) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (j) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     (k) The Company shall have the right to require an optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Stock.

11.  Effective Date

     The effective date of the Plan shall be the date on which the plan is approved by a majority of the Company's stockholders at their 2005 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual Meeting, Directors may be selected and award criteria may be determined as provided herein subject to such subsequent stockholder approval; provided, however, that, in no event may an Option be granted hereunder prior to the Shareholder Approval Date.

12.  Governing Law

     The Plan shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such state, except where preempted by federal law.

13.  Indemnification

     No member of the Board shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan or any award thereunder. The Company shall indemnify all members of the Board to the extent permitted by law, from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan.

14.  Code Section 409A

     The Plan and all benefits derived therefrom are not intended to constitute compensation deferred under a nonqualified deferred compensation plan as contemplated in Section 409A of the Code. Accordingly, notwithstanding any other provision of the Plan, the provisions of the Plan will be interpreted consistent with the preceding sentence, and the Board may modify the Plan to the extent it deems advisable to prevent the application of Section 409A of the Code.

                                    PROXY FOR
                           HANSEN NATURAL CORPORATION

                       THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 11,2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Hansen Natural Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated October 12, 2005, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 11, 2005, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and proxy statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

                                    PROXY FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF

                           HANSEN NATURAL CORPORATION

                                November 11, 2005

                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               "FOR" PROPOSALS 2,3 AND 4.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
                                                                   ---

1.   Proposal to elect seven Directors:

____  FOR ALL NOMINEES

____  WITHHOLD AUTHORITY FOR ALL NOMINEES

____  FOR ALL EXCEPT (See instructions below)


NOMINEES:

____  Rodney C. Sacks

____  Hilton H. Schlosberg

____  Norman C. Epstein

____  Benjamin M. Polk

____  Sydney Selati

____  Harold C. Taber, Jr.

____  Mark S. Vidergauz


INSTRUCTION: To withhold authority to vote for any individual  nominee(s),  mark
     "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: X
                             ---

2.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000.

                FOR             AGAINST         ABSTAIN

                ____             ____             ____

3.  Proposal to approve and adopt the 2005 Directors Plan.

                FOR             AGAINST         ABSTAIN

                ____             ____             ____

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of Hansen Natural Corporation for the year ending December 31, 2005.

                FOR             AGAINST         ABSTAIN

                ____             ____             ____

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  ALL  PROPOSALS.

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.





To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder  ________________________________    Date  ___________


Signature of Stockholder  ________________________________    Date  ___________


Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.